EXHIBIT 99.1

Carolina Bank Holdings, Inc. Reports a 55.6% Increase in First Quarter EPS to $0.42

GREENSBORO, N.C., April 29, 2013 (GLOBE NEWSWIRE) -- Carolina Bank Holdings, Inc. (Nasdaq:CLBH) today reported first quarter 2013 results with highlights as follows:

First Quarter 2013 Financial Highlights

  Diluted net income per common share increased 55.6% to $0.42 in the first quarter of 2013 from $0.27 in the first quarter of 2012.
  Net income for the first quarter of 2013 was $1,718,000, an increase of 39.9% from net income of $1,228,000 reported in the first quarter of 2012.
  Net income available to common shareholders was $1,413,000 in the first quarter of 2013 compared to $926,000 in the first quarter of 2012.
  The net interest margin, computed on a fully taxable basis, decreased to 3.94% in the first quarter of 2013 compared to 3.98% in the first quarter of 2012.
  Mortgage banking revenues increased 22.9% to $3,895,000 in the first quarter of 2013 from $3,169,000 in the first quarter of 2012.
  Carolina Bank, the subsidiary of Carolina Bank Holdings, Inc., continued to maintain 'Well Capitalized' status, the highest regulatory capital measure. Capital ratios at March 31, 2013 for Carolina Bank improved to 9.34% for Tier 1 leverage, 12.23% for Tier 1 risk-based, and 15.28% for total risk-based.
  Average non-interest-bearing demand deposits increased 34.0% in the first quarter of 2013 from the same quarter in 2012.
  Net loan charge-offs declined to $105,000, or 0.09% of average loans (annualized), in the first quarter of 2013 from $762,000, or 0.64% of average loans (annualized), in the first quarter of 2012.
  Non-performing assets to total assets decreased to 2.72% at March 31, 2013 from 4.62% at March 31, 2012

"We continued our goal of building shareholder value in 2013 by increasing net income and by strengthening our relationships with customers despite a challenging lending environment," said President and Chief Executive Officer Robert T. Braswell. "Average loans declined during the first quarter of 2013 due to irrational terms being offered by some of our competitors and lackluster demand by borrowers, but we continued our focus on increasing our commercial relationships as evidenced by a 34% increase in average non-interest-bearing demand deposits in the first quarter of 2013 from the first quarter of last year."

"We expanded our residential mortgage operation in Raleigh in the first quarter of 2013 and are pleased to report that our residential mortgage division experienced higher originations and increased profitability in the first quarter of 2013 over the first quarter of 2012. The mortgage division experienced slowing originations and lower profitability on a sequential quarter basis due to reduced refinancing activity by borrowers."

"We are continuing our focus in reducing non-performing assets in 2013 and are pleased that loan charge-offs and non-performing assets declined substantially in 2013," said Braswell. "Our provision for loan losses declined to $400,000 in the first quarter of 2013 from $1,460,000 in the first quarter of 2012 due to the improvement in the quality of our loan portfolio, reduced loan charge-offs, and lower loan balances."

About the Company

Carolina Bank, the banking subsidiary of Carolina Bank Holdings, Inc. began banking operations on November 25, 1996. The parent company is a North Carolina corporation organized in 2000. The bank is engaged in lending and deposit gathering activities in the Piedmont Triad of North Carolina, with operations in four counties: Guilford, Alamance, Forsyth and Randolph. The bank has eight full-service banking locations, four in Greensboro, one in Asheboro, one in High Point, one in Burlington, and one in Winston-Salem. Residential mortgage loan production offices are located in Burlington, Hillsborough, and Raleigh in addition to a wholesale residential mortgage operation in Greensboro. The Company's stock is listed on the NASDAQ Global Market under the symbol CLBH. Further information is available on the Company's web site: www.carolinabank.com.

This press release contains forward-looking statements regarding future events. These statements are only predictions and are subject to risks and uncertainties that could cause the actual events or results to differ materially. These risks and uncertainties include risks of managing our growth, substantial changes in financial markets, regulatory changes, changes in interest rates, loss of deposits and loan demand to other financial institutions, and changes in real estate values and the real estate market. Additional information concerning factors that could cause actual results to be materially different from those in the forward-looking statements is contained in the Company's filings with the Securities and Exchange Commission. Carolina Bank Holdings, Inc. undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

Carolina Bank Holdings, Inc. and Subsidiary
Consolidated Balance Sheets

	March 31, 2013	December 31, 2012
	(unaudited)
	(in thousands, except share data)
Assets
Cash and due from banks	$ 6,613	$ 7,913
Interest-bearing deposits with banks	72,243	7,186
Securities available-for-sale, at fair value	46,931	42,036
Securities held-to-maturity	--	211
Loans held for sale	77,440	131,762
Loans	431,754	461,728
Less allowance for loan losses	(10,239)	(9,944)
Net loans	421,515	451,784
Premises and equipment, net	17,551	17,732
Other real estate owned	7,555	5,940
Bank-owned life insurance	10,858	10,765
Other assets	14,058	16,539
Total assets	$ 674,764	$ 691,868

Liabilities and Stockholders' Equity
Deposits
Non-interest bearing demand	$ 74,432	$ 73,032
NOW, money market and savings	338,133	343,740
Time	173,389	174,153
Total deposits	585,954	590,925

Advances from the Federal Home Loan Bank	2,958	15,982
Securities sold under agreements to repurchase	3,112	1,950
Subordinated debentures	19,582	19,563
Other liabilities and accrued expenses	7,769	9,586
Total liabilities	619,375	638,006

Stockholders' equity
Preferred stock, no par value, authorized 1,000,000 shares; issued and outstanding 16,000 shares	15,677	15,573
Common stock, $1 par value; authorized 20,000,000 shares; issued and outstanding 3,388,773 in 2013 and 3,387,045 in 2012	3,389	3,387
Common stock warrants	1,841	1,841
Additional paid-in capital	15,917	15,906
Retained earnings	16,822	15,408
Stock in directors' rabbi trust	(1,128)	(1,050)
Directors' deferred fees obligation	1,128	1,050
Accumulated other comprehensive income	1,743	1,747
Total stockholders' equity	55,389	53,862
Total liabilities and stockholders' equity	$ 674,764	$ 691,868

Carolina Bank Holdings, Inc. and Subsidiary
Consolidated Statements of Income (unaudited)

	Three Months Ended March 31,
	2013	2012
	(in thousands, except per share data)
Interest income
Loans	$ 6,719	$ 7,085
Investment securities, taxable	248	306
Investment securities, non taxable	106	107
Interest from deposits in banks	18	10
Total interest income	7,091	7,508

Interest expense
NOW, money market, savings	320	548
Time deposits	520	709
Other borrowed funds	188	202
Total interest expense	1,028	1,459

Net interest income	6,063	6,049
Provision for loan losses	400	1,460
Net interest income after provision for loan losses	5,663	4,589
Non-interest income
Service charges	252	283
Mortgage banking income	3,895	3,169
Gain on sale of investment securities available-for-sale	22	--
Other	145	167
Total non-interest income	4,314	3,619

Non-interest expense
Salaries and benefits	4,748	4,030
Occupancy and equipment	747	682
Foreclosed property expense	331	399
Professional fees	186	257
Outside data processing	259	206
FDIC insurance	169	215
Advertising and promotion	206	175
Stationery, printing and supplies	153	135
Other	583	411
Total non-interest expense	7,382	6,510

Income before income taxes	2,595	1,698
Income tax expense	877	470
Net income	1,718	1,228
Dividends and accretion on preferred stock	305	302
Net income available to common stockholders	$ 1,413	$ 926
Net income per common share
Basic	$ 0.42	$ 0.27
Diluted	$ 0.42	$ 0.27

Carolina Bank Holdings, Inc.
Consolidated Financial Highlights
First Quarter 2013
(unaudited)
	Quarterly					Years Ended
($ in thousands except for share data)	1st Qtr 2013	4th Qtr 2012	3rd Qtr 2012	2nd Qtr 2012	1st Qtr 2012	2012	2011

EARNINGS
Net interest income	$ 6,063	6,351	5,848	5,939	6,049	24,187	24,095
Provision for loan loss	$ 400	300	600	--	1,460	2,360	6,850
NonInterest income	$ 4,314	5,655	5,568	4,806	3,619	19,650	11,182
NonInterest expense	$ 7,382	8,323	8,085	7,323	6,510	30,243	25,473
Net income	$ 1,718	2,187	1,819	2,268	1,228	7,502	2,397
Net income available to common stockholders	$ 1,413	1,884	1,505	1,961	926	6,276	1,223
Basic earnings per share	$ 0.42	0.56	0.44	0.58	0.27	1.85	0.36
Diluted earnings per share	$ 0.42	0.55	0.44	0.58	0.27	1.85	0.36
Average common shares outstanding	3,387,813	3,387,045	3,387,045	3,387,045	3,387,045	3,387,045	3,387,045
Average diluted common shares outstanding	3,398,070	3,420,396	3,387,045	3,387,045	3,387,045	3,395,383	3,387,045

PERFORMANCE RATIOS
Return on average assets *	0.84%	1.11%	0.89%	1.18%	0.56%	0.93%	0.18%
Return on average common equity *	14.68%	19.99%	16.75%	23.44%	11.58%	18.05%	4.03%
Net interest margin (fully-tax equivalent) *	3.94%	4.01%	3.71%	3.86%	3.98%	3.89%	3.92%
Efficiency ratio	70.78%	69.02%	70.55%	67.84%	66.97%	68.68%	71.66%
# full-time equivalent employees - period end	215	208	206	200	184	208	174

CAPITAL
Equity to period-end assets	8.21%	7.79%	7.68%	7.40%	7.18%	7.79%	6.91%
Common tangible equity to assets	5.89%	5.53%	5.39%	5.13%	4.89%	5.53%	4.66%
Tier 1 leverage capital ratio - Bank	9.34%	9.23%	9.00%	8.79%	8.35%	9.23%	8.02%
Tier 1 risk-based capital ratio - Bank	12.23%	11.27%	11.14%	11.12%	9.92%	11.27%	9.60%
Total risk-based capital ratio - Bank	15.28%	14.18%	14.09%	14.12%	12.83%	14.18%	12.50%
Book value per common share	$ 11.72	11.30	10.75	10.27	9.65	11.30	9.26

ASSET QUALITY
Net charge-offs	$ 105	1,080	988	1,379	762	4,209	7,416
Net charge-offs to average loans *	0.09%	0.95%	0.86%	1.18%	0.64%	0.90%	1.49%
Allowance for loan losses	$ 10,239	9,944	10,725	11,112	12,491	9,944	11,793
Allowance for loan losses to loans held invst.	2.37%	2.15%	2.33%	2.42%	2.60%	2.15%	2.42%
Nonperforming loans	$ 10,806	13,067	21,387	21,771	23,187	13,067	22,915
Performing restructured loans	$ 14,391	13,822	11,192	12,207	15,728	13,822	18,502
Other real estate owned	$ 7,555	5,940	4,751	6,384	7,708	5,940	6,728
Nonperforming loans to loans held for investment	2.50%	2.83%	4.66%	4.74%	4.82%	2.83%	4.71%
Nonperforming assets to total assets	2.72%	2.75%	3.87%	4.16%	4.62%	2.75%	4.40%

END OF PERIOD BALANCES
Total assets	$ 674,764	691,868	675,746	677,476	668,009	691,868	673,325
Total loans held for investment	$ 431,754	461,728	459,323	459,144	480,888	461,728	487,031
Total deposits	$ 585,954	590,925	588,672	592,103	588,500	590,925	596,639
Stockholders' equity	$ 55,389	53,862	51,879	50,143	47,943	53,862	46,558

AVERAGE BALANCES
Total assets	$ 678,373	675,573	675,569	670,339	663,932	671,376	668,753
Total earning assets	$ 629,687	635,170	631,347	624,183	616,101	626,736	621,889
Total loans held for investment	$ 449,704	456,738	459,800	466,412	479,121	465,478	498,683
Total interest-bearing deposits	$ 512,562	519,595	527,545	528,463	529,405	526,237	542,402
Common stockholders' equity	$ 39,044	37,487	35,750	33,649	32,159	34,778	30,337

* annualized for all periods presented
return on average assets and on average common equity are computed using net income available to common stockholders
CONTACT: Carolina Bank Holdings, Inc.
         T. Allen Liles, EVP and CFO
         Telephone: 336-286-8746
         Email: a.liles@carolinabank.com